MYLEX CORPORATION                                          EXHIBIT 11.1
EARNINGS PER SHARE COMPUTATION
THREE MONTHS and SIX MONTHS ENDED June 30, 1996 AND 1995

The basis for computing net income per common share is described in Note A to the financial statements, beginning on page 5 of the Company's Quarterly Report on Form 10-Q for the three months ended June 30, 1996.

The computation of primary and fully diluted earnings per share is as follows:


PRIMARY EARNINGS PER SHARE                                      THREE MONTHS ENDED
(in $000's except for per share data)

                                                              JUN 30         JUN 30
                                                               1996           1995
                                                            ----------     ----------
NET EARNINGS                                                    $4,601        $2,851

WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                                         20,197        17,507

NUMBER OF COMMON SHARE EQUIVALENTS RESULTING
     FROM STOCK OPTIONS AND WARRANTS, COMPUTED
     USING THE TREASURY STOCK METHOD                             1,528         1,301
                                                            ----------     ----------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                      21,725        18,808
                                                            ----------     ----------

PRIMARY EARNINGS PER SHARE                                       $0.21         $0.15
                                                            ----------     ----------



- -------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------
FULLY DILUTED EARNINGS PER SHARE                                THREE MONTHS ENDED
(in $000's except for per share data)

                                                              JUN 30         JUN 30
                                                               1996           1995
                                                            ----------     ----------
NET EARNINGS                                                    $4,601        $2,851

WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                                         20,197        17,507

NUMBER OF COMMON SHARE EQUIVALENTS RESULTING
     FROM STOCK OPTIONS AND WARRANTS, COMPUTED
     USING THE TREASURY STOCK METHOD                             1,528         1,473
                                                            ----------     ----------

WEIGHTED AVERAGE COMMON SHARES OUSTANDING                       21,725        18,980
                                                            ----------     ----------

FULLY DILUTED EARNINGS PER SHARE                                 $0.21         $0.15
                                                            ----------     ----------



PRIMARY EARNINGS PER SHARE                                      SIX MONTHS ENDED
(in $000's except for per share data)

                                                              JUN 30         JUN 30
                                                               1996           1995
                                                            ----------     ----------
NET EARNINGS                                                   $9,726         $4,955

WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                                        19,936         17,441

NUMBER OF COMMON SHARE EQUIVALENTS RESULTING
     FROM STOCK OPTIONS AND WARRANTS, COMPUTED
     USING THE TREASURY STOCK METHOD                            1,704          1,244
                                                            ----------     ----------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                     21,640         18,685
                                                            ----------     ----------

PRIMARY EARNINGS PER SHARE                                      $0.45          $0.27
                                                            ----------     ----------




- -------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------
FULLY DILUTED EARNINGS PER SHARE                                SIX MONTHS ENDED
(in $000's except for per share data)

                                                              JUN 30         JUN 30
                                                               1996           1995
                                                            ----------     ----------
NET EARNINGS                                                    $9,726        $4,955

WEIGHTED AVERAGE NUMBER OF COMMON
     SHARES OUTSTANDING                                         19,936        17,436

NUMBER OF COMMON SHARE EQUIVALENTS RESULTING
     FROM STOCK OPTIONS AND WARRANTS, COMPUTED
     USING THE TREASURY STOCK METHOD                             1,716         1,538
                                                            ----------     ----------

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                      21,652        18,974
                                                            ----------     ----------

FULLY DILUTED EARNINGS PER SHARE                                 $0.45         $0.26
                                                            ----------     ----------



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